United States

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 2, 2003

                          IR BioSciences Holdings, Inc.
                 -----------------------------------------------
                 (Exact name of registrant specified in charter)


        Delaware                  033-05384                 13-3301899
------------------------- -------------------------  -------------------------
       (State of              (Commission File            (IRS Employer
     Incorporation)                Number)              Identification No.)


                      8655 East Via De Ventura, Suite E-155
                            Scottsdale, Arizona 85258
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (480) 922-3926
               --------------------------------------------------
              (Registrant's telephone number, including area code)


                               GPN Network, Inc.
                      1901 Avenue of the Stars, Suite 1500
                              Los Angeles, CA 90067
        ----------------------------------------------------------------
         (Former name or former address, if changed since last report)

EXPLANATORY NOTE:  THIS FORM 8-K/A IS BEING FILED TO AMEND THE CURRENT REPORT
ON FORM 8-K PREVIOUSLY FILED ON JULY 7, 2003 AND PROVIDE THE FINANCIAL STATMENTS AND PRO FORMA FINANCIAL INFORMATION REQUIRED UNDER ITEM 7.


ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a):    Financial Statements of Businesses Acquired.
        -------------------------------------------

 INDEPENDENT AUDITORS' REPORT

Board of Directors
ImmuneRegen BioSciences, Inc.
Scottsdale, Arizona

We have audited the accompanying balance sheet of ImmuneRegen BioSciences, Inc. as of December 31, 2002, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from October 30, 2002 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ImmuneRegen BioSciences, Inc. as of December 31, 2002, and the results of its operations and cash flows for the period from October 30, 2002 (inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.


/s/ Stonefield Josephson, Inc.
------------------------------
Stonefield Josephson, Inc.
Certified Public Accountants
Irvine, California
December 8, 2003

                          ImmuneRegen BioSciences, Inc.
                                  Balance Sheet

                                                June 30,           December 31,
                                                  2003                 2002
                                              -------------       -------------
                                               (unaudited)
                        Assets
Current assets
   Cash and cash equivalents                  $     133,278       $      32,155
    Prepaid services                                 49,843                   -
    Due from officer                                 14,381                   -
                                              -------------       -------------
                                                    197,502              32,155

    Merger escrow account                           350,000                   -
    Prepaid offering costs                           90,000                   -
                                              -------------       -------------

    Total current assets                            637,502              32,155

    Other assets:
    Licensed proprietary rights, net                  8,710               9,173
    Capitalized website costs, net                   16,875                   -
    Furniture and equipment, net                      3,134                   -
                                              -------------       -------------

Total assets                                  $     666,221       $      41,328
                                              =============       =============


     Liabilities and Stockholders' Equity (Deficit)

Current liabilities
   Accounts payable and accrued liabilities   $     131,236       $       8,786
    Due to officer                                        -              22,427
   NConvertible notesfpayable (net
    of discount of  $45,250 and $0)                 465,306              15,000
                                              -------------       -------------

      Total current liabilities                     596,542              46,213

Commitments and Contingencies

Stockholders' equity (deficit)
   Preferred stock, 0.001 par value:
      10,000,000 shares authorized,
      no shares is-ued and outstanding                   -                    -
   Common stock, $0.001 par value;
      100,000,000 shares authorized;
      10,531,585 and 9,128,521shares
      issued and outstanding at June 30,
      2003 (unaudited) and December 31,
      2002, respectively                             10,532               9,128
    Additional paid-in capital                      496,781              40,905
    Deferred compensation                                 -              (9,000)
    Accumulated deficit                            (437,634)            (45,918)
                                              -------------       -------------

      Total stockholder's equity (deficit)           69,679              (4,885)

                                              -------------       -------------
Total liabilities and
  stockholders' equity (deficit)              $     666,221       $      41,328
                                              =============       =============

The accompanying notes are an integral part of these consolidated financial statements.

                          ImmuneRegen BioSciences, Inc.
                            Statements of Operations



                                                                            From the Date    Cumulative from
                                                                            of Inception        Inception
                                                         For the Six        (October 30,       (October 30,
                                                         Months Ended         2002) to           2002) to
                                                           June 30,          December 31,         June 30,
                                                             2003               2002               2003
                                                       ----------------   ----------------   ----------------
                                                          (unaudited)                           (unaudited)


Revenues                                               $             -    $             -    $             -

Operating expenses:
   Selling, general and administrative expenses                369,074             45,718            414,792

                                                       ----------------   ----------------   ----------------
      Total operating expenses                                 369,074             45,718            414,792

      Operating loss                                          (369,074)           (45,718)          (414,792)

      Other expense:
      Interest expense                                         (22,642)              (200)           (22,842)

                                                       ----------------   ----------------   ----------------
      Total other expense                                      (22,642)              (200)           (22,842)
                                                       ----------------   ----------------   ----------------

      Loss before income taxes                                (391,716)           (45,918)          (437,634)

                                                       ----------------   ----------------   ----------------
Net loss                                               $      (391,716)   $       (45,918)   $      (437,634)
                                                       ================   ================   ================

Basic and diluted loss per common share                $         (0.04)   $         (0.02)   $         (0.06)
                                                       ================   ================   ================
Basic and diluted weighted average
   common shares outstanding                                 9,597,207          2,212,042          7,712,926
                                                       ================   ================   ================

                                                                                                         5

The accompanying notes are an integral part of these consolidated financial statements.



                                                    ImmuneRegen BioSciences, Inc.
                                      Consolidated Statement of Stockholders' Equity (Deficit)
                             From date of inception (October 30, 2002) to June 30, 2003 (unaudited)


                                                        Common Stock         Additional
                                                  ------------------------     Paid-In     Deferred      Accumulated
                                                     Shares       Amount       Capital    Compensation     Deficit        Total
                                                  ------------  ----------  ------------  ------------  ------------  ------------

Balance at October 30, 2002 (date of inception)                 $       -   $         -   $         -   $         -   $         -

Shares of common stock issued to
     founders for license of proprietary rights     8,306,138       8,306           944             -             -         9,250

Shares of common stock issued to
     founders for services rendered                   702,655         703            79             -             -           782

Shares of common stock issued to
     consultants for services                          26,939          27         8,973        (9,000)            -             -

Sale of shares of common stock for cash                92,789          92        30,909             -             -        31,001

Net loss for the period from inception
  (October 30, 2002) to December 31, 2002                   -           -             -             -       (45,918)      (45,918)
--------------------------------------------------------------  ----------  ------------  ------------  ------------  ------------

Balance at December 31, 2002 (reflective of
  reverse stock split - see Note 10)                9,128,521       9,128        40,905        (9,000)      (45,918)       (4,885)

Shares granted to consultants for
  services rendered                                   133,797         134        37,146             -             -        37,280

Conversion of note payable to common stock          1,077,553       1,078       298,922             -             -       300,000

Sale of shares of common stock for cash               191,714         192        64,808             -             -        65,000

Beneficial conversion feature associated with
   convertible notes (see Note 6)                           -           -        55,556             -             -        55,556

Amortization of deferred compensation                       -           -             -         9,000             -         9,000

Net loss for the six months ended
   June 30, 2003 (unaudited)                                -           -             -             -      (391,716)     (391,716)

                                                  ------------  ----------  ------------  ------------  ------------  ------------
Balance at June 30, 2003 (unaudited)               10,531,585   $  10,532   $   497,337   $         -   $  (437,634)  $    70,235
                                                  ============  ==========  ============  ============  ============  ============


                                                                                                                                6

The accompanying notes are an integral part of these consolidated financial statements.


             ImmuneRegen BioSciences, Inc.
               Statements of Cash Flows

                                                                        From the Date   Cumulative from
                                                                        of Inception      Inception
                                                         For the Six    (October 30,     (October 30,
                                                         Months Ended     2002) to         2002) to
                                                           June 30,      December 31,      June 30,
                                                             2003            2002            2003
                                                        -------------   -------------   -------------
                                                          (unaudited)                    (unaudited)

Cash flows from operating activities:
   Net loss from continuing operations                  $   (391,716)   $    (45,918)   $   (437,634)
  Adjustments to reconcile net to net cash used
  in operating activities:
  Non-cash compensation                                       19,779             782          20,561
  Amortization of deferred compensation                        9,000               -           9,000
  Amortization of discount on notes payable                   10,306               -          10,306
  Depreciation                                                 6,258              77           6,335
  Changes in operating assets and liabilities:
        Other assets                                         (49,843)              -         (49,843)
        Accounts payable and accrued expenses                 95,024           8,786         103,810
                                                        -------------   -------------   -------------

   Net cash used in operating activities                    (301,192)        (36,273)       (337,465)
                                                        -------------   -------------   -------------

Cash flows from investing activities:
   Purchase of assets                                         (3,304)              -          (3,304)
   Increase in cash in related to acquisition               (350,000)              -        (350,000)
   Increase in prepaid acquisition costs                     (90,000)              -         (90,000)
                                                        -------------   -------------   -------------

   Net cash used in investing activities                    (443,304)              -        (443,304)
                                                        -------------   -------------   -------------

Cash flows from financing activities:
   Proceeds from notes payable                               795,000          15,000         810,000
   Shares of stock issued for cash                            65,000          31,001          96,001
        Due from officer                                     (14,381)         22,427           8,046
                                                        -------------   -------------   -------------

   Net cash provided by financing activities                 845,619          68,428         914,047
                                                        -------------   -------------   -------------

Net increase in cash                                         101,123          32,155         133,278

Cash at beginning of period                                   32,155               -               -

                                                        -------------   -------------   -------------
Cash at end of period                                   $    133,278    $     32,155    $    133,278
                                                        =============   =============   =============

                                                                                                  7


The accompanying notes are an integral part of these consolidated financial statements.

Non-cash investing and financing activities:

For the period ending December 31, 2002:

In December 2002, the Company issued 8,306,138 shares (post reverse-split) of common stock with a fair value of $9,250 to the Company's founders for a license to certain proprietary rights.

Also in December 2002, the Company issued 673,471 shares (post reverse-split) of common stock with a fair value of $750 to a Company founder for services provided.

In December 2002, the Company issued 56,123 shares (post reverse-split) of common stock with a fair value of $9,032 to four service providers.

For the period ending June 30, 2003:

During January 2003, the Company issued 49,388 shares (post reverse-split) of its common stock with a fair value of $13,780 (unaudited) to 2 service providers.

During March 2003, the Company issued 77,225 shares (post reverse-split) of its common stock with a fair value of $21,500 (unaudited) to a service provider.

In April 2003, the Company issued 7,184 shares (post reverse-split) of its common stock with a fair value of $2,000 (unaudited) to a service provider.

In April 2003, the Company converted a note payable in the amount of $300,000 into 1,077,553 shares (post reverse-split) of its common stock.

In June 2003, the Company recorded a beneficial conversion feature on its convertible notes payable amount of $55,000 as a discount to notes payable and an addition to paid-in capital.


The accompanying notes are an integral part of these consolidated financial statements.

                          IMMUNEREGEN BIOSCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM OCTOBER 30, 2002
                   (INCEPTION) TO DECEMBER 31, 2002 (AUDITED)
                   AND FOR THE PERIOD FROM JANUARY 1, 2003 TO
                            JUNE 30, 2003 (UNAUDITED)




1.       Summary of Significant Accounting Policies:

         Nature of Business
         ------------------

         ImmuneRegen BioSciences, Inc. (the "Company" or "ImmuneRegen") is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7. The Company was incorporated under the laws of the State of Delaware on October 30, 2002, and has a December 31 year-end. ImmuneRegen is a biotechnology company and plans to develop and market applications utilizing modified substance P, a naturally occurring immunomodulator.

         Going Concern
         -------------

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has no established source of revenue. This matter raises substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

         Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence: Management intends to continue to raise additional financing through private debt or equity financing or other means and interests that it deems necessary, with a view to moving forward and sustaining a prolonged growth in its strategy phases. On July 2, 2003, the Company completed a merger (the "Merger") with GPN Network, Inc. ("GPN"), a publicly traded company, in a transaction known as a "recapitalization" (see Note 11). The Company believes that its status as a publicly traded company will improve its chances of raising funds through either equity or debt financings.

         Unaudited Interim Financial Statements
         --------------------------------------

         The accompanying balance sheet as of June 30, 2003, and the statements of operations and cash flows for both the six months ended June 30, 2003 and for the period from inception to June 30, 2003, are unaudited. These unaudited interim financial statements include all adjustments (consisting of normal recurring accruals) that, in the opinion of management, are necessary for a fair presentation of the results of operations for the periods presented. Interim results are not necessarily indicative of the results to be expected for a full year.

                          IMMUNEREGEN BIOSCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM OCTOBER 30, 2002
                   (INCEPTION) TO DECEMBER 31, 2002 (AUDITED)
                   AND FOR THE PERIOD FROM JANUARY 1, 2003 TO
                            JUNE 30, 2003 (UNAUDITED)


1.       Summary of Significant Accounting Policies, Continued:

         Use of Estimates
         ----------------

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

         Cash Equivalents
         ----------------

         For purposes of the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

         Cash Concentration
         ------------------

         The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

         Basic and Diluted Loss Per Share
         --------------------------------

         In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of December 31, 2002, the Company had no outstanding stock options or warrants. As of June 30, 2003, the Company has warrants granted to employees and consultants that can be converted into additional shares of common stock. These warrants would have an anti-dilutive effect and therefore are not included in diluted loss per share.

         Comprehensive Income
         --------------------

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of December 31, 2002 and June 30, 2003 (unaudited) the Company has no items that represent other comprehensive income and, therefore, has not included a Statement of Comprehensive Income.

         Income Taxes
         ------------

         The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance, if any, is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

         Fair Value of Financial Instruments
         -----------------------------------

         The Company measures its financial assets and liabilities in accordance with accounting principles generally accepted in the United States of America. The estimated fair values approximate their carrying value because of the short-term maturity of these instruments or the stated interest rates are indicative of market interest rates.

         Stock-Based Compensation
         ------------------------

         The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and
         complies with the disclosure provisions of SFAS 123, "Accounting for Stock-Based Compensation." Under APB 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the deemed fair value of the Company's shares over the employee's exercise price. When the exercise price of the employee share options is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with FASB Interpretation No. 28 over the vesting period of the individual options. Accordingly, because the exercise price of the Company's employee options equals or exceeds the market price of the underlying shares on the date of grant, no compensation expense is recognized. Options or shares awards issued to non-employees are valued using the fair value method and expensed over the period services are provided.

         Prepaid Services
         ----------------

         Prepaid services consist of outside services that the Company has paid for in advance. The largest of these is a prepaid research contract with the University of Arizona in the amount of $30,500. These items are charged to expense as the services are performed.

         Merger Escrow Account
         ---------------------

         At June 30, 2003, the Company held in an escrow account cash in the amount of $350,000 (unaudited), which was being held pursuant to the Merger Agreement with GPN (Note 11). These funds were disbursed by the Company at the close of the Merge that occurred on July 2, 2003. Also at June 30, 2003, the Company has prepaid the amount of $90,000 (unaudited) for costs relating to the Private Placement Agreement (Note
         9).

         Licensed Proprietary Rights
         ---------------------------

         The Company has licensed from its founders certain proprietary rights which the Company intends to utilize in the execution of its business plan. Consideration for this license was the issuance of 8,306,138 shares of the Company's common stock. These proprietary rights are being amortized over the term of the license agreement, or ten years. The shares issued were valued at $.001 per share (par value).

         Capitalized Website Costs
         -------------------------

         The Company capitalized certain website development costs pursuant to EITF 00-2. These costs are amortized over two years.

         Furniture and Equipment
         -----------------------

         Furniture and equipment are valued at cost. Depreciation and amortization are provided over the estimated useful lives up to seven years using the straight-line method. The estimated service lives of property and equipment are as follows:

                  Computer equipment                3 years
                  Furniture                         7 years

         Due To/From Officer
         -------------------

         The Company's Chief Executive Officer occasionally will forego salary in order to conserve the Company's cash. The Company has at times also paid certain amounts on the Officer's behalf. At December 31, 2002, the Company owes the amount of $22,427 to the Officer. At June 30, 2003, the Officer owes the Company the amount of $14,381 (unaudited).

         New Accounting Pronouncements
         -----------------------------

         In July 2001, the FASB issued SFAS No. 141 "Business Combinations." SFAS No. 141 supersedes Accounting Principles Board ("APB") No. 16 and requires that any business combinations initiated after June 30, 2001 be accounted for as a purchase; therefore, eliminating the pooling-of-interest method defined in APB 16. The statement is effective for any business combination initiated after June 30, 2001 and applies to all business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001 or later. The adoption did not have a material impact on the Company's financial position or results of operations as the Company has not participated in such activities covered under this pronouncement after the effective date.

         In July  2001,  the FASB  issued  SFAS No.  142,  "Goodwill  and  Other
         Intangibles." SFAS No. 142 addresses the initial recognition, measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001 for any intangibles acquired in a business combination initiated after June 30, 2001. The adoption of this statement had a minimal effect to the Company's financial position and results of operations.

         ----------------------------------------

          In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Company adopted SFAS No. 143 on October 1, 2002 and does not expect it to have a material impact on the Company's financial position, results of operations and cash flows.

         In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived assets and for Long-Lived Assets to Be Disposed Of," and establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS No. 144 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying value or fair value less costs to sell, whether reported in continuing operations or in discontinued operations. Discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet been incurred. SFAS No. 144 also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and will be eliminated from the ongoing operations of the entity in a disposal transaction. The adoption of SFAS No. 144 did not have a material effect on the Company's financial position, results of operations or cash flows.

         In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, SFAS No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends SFAS No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The adoption of this statement did not have a material effect on the Company's financial statements.

         ----------------------------------------

         In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses accounting and reporting for cost associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The adoption of this statement did not have a material effect on the Company's financial statements.

         In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," which removes acquisitions of financial institutions from the scope of both SFAS No. 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this Statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived
         Assets," to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions are effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

         In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of SFAS 148 does not have a material impact on its financial position or results of

         ----------------------------------------

         operations. In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires that the guarantor recognize, at the inception of certain guarantees, a liability for the fair value of the obligation undertaken in issuing such guarantee. FIN 45 also requires additional disclosure requirements about the guarantor's obligations under certain guarantees that it has issued. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002 and the disclosure requirements are effective for financial statement periods ending after December 15, 2002. The Company does not expect the adoption of FIN 45 will have a material impact on its financial position, results of operations or cash flows.

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement amends Statement 133 for decisions made (1) as part of the Derivatives Implementation Group process that effectively required amendments to Statement 133, (2) in connection with other Board projects dealing with financial instruments, and (3) in connection with implementation issues raised in relation to the application of the definition of a derivative, in particular, the meaning of an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors, the meaning of underlying, and the characteristics of a derivative that contains financing components. The Company does not anticipate that the adoption of this pronouncement will have a material effect on the financial statements.

         In May 2003,  the FASB  issued SFAS No.  150,  "Accounting  for Certain
         Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The remaining provisions of this Statement are consistent with the Board's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship

         ----------------------------------------

         established between the holder and the issuer. While the Board still plans to revise that definition through an amendment to Concepts Statement 6, the Board decided to defer issuing that amendment until it has concluded its deliberations on the next phase of this project. That next phase will deal with certain compound financial instruments including puttable shares, convertible bonds, and dual-indexed financial instruments. The Company does not anticipate that the adoption of this pronouncement will have a material effect on the financial statements.

         In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or Results of operations.

         During October 2003, the FASB issued Staff Position No. FIN 46 deferring the effective date for applying the provisions of FIN 46 until the end of the first interim or annual period ending after
         December 31, 2003, if the variable interest was created prior to February 1, 2003, and the public entity has not issued financial statements reporting that variable interest entity in accordance with FIN 46. The FASB also indicated it would be issuing a modification to FIN 46 prior to the end of 2003. Accordingly, the Company has deferred the adoption of FIN 46 with respect to VIE's created prior to February 1, 2003. Management is currently assessing the impact, if any, FIN 46 may have on the Company; however, management does not believe there will be any material impact on its financial statements, results of operations or liquidity resulting from the adoption of this interpretation.

2.       Related-Party Transactions:

         Employment Contracts
         --------------------

         On December 16, 2002, the Company entered into an employment contract with its President and CEO (the "CEO Contract") for a period of three years terminating on December 16, 2005. The agreement calls for a salary at the rate of $125,000 per annum for the first year, $175,000 for the second year, and $250,000 for the third year. The CEO Contract also provides for the following various bonus incentives:

                  i) A quarterly discretionary bonus based upon the Company's performance in the previous quarter. This discretionary bonus will be in the form of stock options.

                  ii) A quarterly a five-year warrant to purchase up to 4,490 shares (post reverse-split) of the Company's common stock at 75% of the fair market value of the stock on the date the warrant is granted.

                  iii) At such time as the CEO introduces a financial partner to the Company through which the Company raises at least $1,500,000 in equity or debt financing, the CEO shall be granted a five-year warrant to purchase 224,490 shares (post reverse-split) of the Company's common stock

         Consulting Agreements
         ---------------------

         On December 16, 2002, the Company entered into consulting agreements (the "Consulting Agreements") with its two founders and chief research scientists (the "Consultants"). Under the terms of the Consulting Agreements, the Consultants agree to place certain of their judgments and expertise in the area of acute lung injury. In consideration for these services, the Company agrees to pay each consultant a non-refundable fee of $5,000 per month, which shall accrue until such time as the Company raises at least $2,000,000 in equity or debt financing, at which time such accrued amount will become due and payable.

         Proprietary Rights Agreement
         ----------------------------

         In December 2002, the Company entered into a royalty-free license agreement (the "License Agreement") with its two founders and largest shareholders (the "Licensors"). Under the terms of the License Agreement, the Licensors grant to the Company an exclusive license to use and sublicense certain patents, medical applications, and other technologies developed by the Licensors. The Company's obligations under the License Agreement include (i) reasonable efforts to protect any licensed patents or other associated property rights; (ii) reasonable efforts to maintain confidentiality of any proprietary information; (iii) upon the granting by the U. S. Food and Drug Administration to the Company the right to market a product, the Company will maintain a broad form general liability and product liability insurance. The Company has recorded a capital contribution of $9,250 and an offsetting intangible asset as a result of this agreement at December 31, 2002. It is being amortized over the 10-year term of the agreement.

         Due (To) From Related Parties
         -----------------------------

         Pursuant to the CEO contract, during the period from October 30, 2002 (inception) to December 31, 2002, the Company accrued $22,427 in salary for its President and Chief Executive Officer ("CEO"). During the period from January 1, 2003 to June 30, 2003, the Company continued to accrue the amount due under the CEO contract, and from time to time made payments to the Chief Executive Officer. At June 30, 2003, the payments made exceeded the accrual amount by $14,381 (unaudited).

         Pursuant to the Consulting Agreements, during the period from October 30, 2002 (inception) to December 31, 2002, the Company accrued $5,000 in consulting fees. During the period from January 1, 2003 to June 30, 2003, the Company accrued an additional $60,000 (unaudited) in consulting fees.

         Office Lease
         ------------

         The Company entered into a lease agreement for the period from December 1, 2002 to August 31, 2004. Rent expense is $2,734 per month. ImmuneRegen subleases its office space from Foresight Capital Partners, a company controlled by ImmuneRegen's CEO. The rent cost is passed through to ImmuneRegen at the same rental rate that Foresight Capital Partners is charged by the facility's primary landlord. The amounts due under non-cancelable lease agreement at December 31, 2002 is as follows:


                  Year ended
                        2003        $     32,808
                        2004              21,872
                                    ------------
                                    $     54,680
                                    ============


         Rent expense  amounted to $2,734 and $16,404  (unaudited)  for the year
         ended   December   31,  2002  and  six  months  ended  June  30,  2003,
         respectively.

3.       Commitments and Contingencies:

         Minimum Fee - Advertising and Design
         ------------------------------------

         The Company has a three-year contract for the period January 2003 to January 2006 with its advertising and design agency. This contract stipulates that there will be a minimum guaranteed annual fee for consultation, planning, creative and account service of $100,000 for each of the three years of the contract if termination of the contract is the result of a merger or acquisition of the Company. The contract was not terminated upon the GPN Merger Agreement (Note 11).

         Public Relations Agreement
         --------------------------

         The Company has a six-month agreement with a provider of public relations consulting services from April to September 2003 at the rate of $5,000 per month (unaudited). The agreement then becomes month to month. The Company may terminate this agreement after the initial six-month period by providing 60 days notice to the provider.

4.       Merger Escrow Account:

         On July 2, 2003, the Company completed the GPN Merger Agreement. $350,000 (unaudited) is presented on the Company's balance sheet at June 30, 2003 as "merger escrow account." This represented a portion of the proceeds received by the Company from the issuance of convertible notes (see Note 6). These funds were designated to pay the purchase price and other expenses for the GPN shell pursuant to the GPN Merger Agreement (Note 11).


5.       Prepaid Offering Costs:

         The Company had prepaid offering costs of $90,000 at June 30, 2003 (unaudited), which represented funds advanced to VMR pursuant to the Private Placement Agreement (Note 9).


6.       Notes Payable:

         Convertible Note
         ----------------

         On November 1, 2002, the Company received a loan in the amount of $15,000. On January 20, 2003, a convertible promissory note agreement (the "Convertible Note") was executed in support of this loan. The Convertible Note is due on January 20, 2004, and bears interest at the rate of 8%. The Convertible Note is accelerated if certain events occur with regard to a sale of the Company's assets or an initial public offering of the Company's securities. The Convertible Note may be converted into shares of the Company's common stock at any time prior to the anniversary of the note by mutual consent of the Company and the note holder at the conversion price of $1.67 per share. As additional consideration, the note holder also received a warrant to purchase 13,469 shares (post reverse-split) of the Company's common stock at the price of $1.67 per share. The Company calculated the value of both the conversion feature of the Convertible Note and the value of the warrant utilizing the Black-Scholes model and determined that neither instrument had a beneficial conversion feature.

         Secured Convertible Promissory Notes
         ------------------------------------

         In May and  June  2003,  the  Company  entered  into a  series  of note agreements (the "Secured Convertible Promissory Notes") in the aggregate principal amount of $495,000. These notes are due 120 days from the date of issuance and are immediately convertible in to shares of GPN common stock at the option of the note holder. Notes aggregating a principal amount of $295,000 bear interest at the rate of 10% per annum, and one note in the amount of $200,000 bears a flat fee of 20% or $40,000. At the date of the notes, the Company was anticipating entering into the GPN Merger Agreement, and further contemplated that upon completion of the Merger, GPN would undertake an equity financing (the "Reorganization Financing or Private Placement Agreement") that would fund the operations of the Company. The Reorganization Financing (Note 11) has not yet occurred. The holders of the Secured Convertible Promissory Notes would have the option to be paid on the Secured Convertible Promissory Notes from the first $495,000 raised in the Reorganization Financing, or they could elect to extend the term of the Secured Convertible Promissory Notes to one year from the date of issuance (the "Non-Prepayment Option"). If a note holder elected the Non Pre-Payment Option, the interest rate would change to 6% per annum as of the election date in the case of notes aggregating a principal amount of $295,000; the interest rate would change to the flat fee of 20% plus 6% per annum (as of the election date) in the case of a note in the principal amount of $200,000.

         If the Secured Convertible Promissory Notes are not paid when due, and the Holder does not elect the Non-Prepayment option, then the notes will bear interest at the rate otherwise applicable plus an additional 2% per annum.

         -----------------------------------------------

         If the Holder elects the Non-Prepayment Option, commencing on the day which is thirty days from the closing date of the Reorganization Financing, the Holder would have the option of converting the Secured Convertible Promissory Note into post recapitalization shares of GPN common stock (the "Common Stock") at a price per share equal to 90% of the average of the closing price of the Common Stock as quoted on the NASDAQ Bulletin Board system for the three trading days immediately preceding the notice of conversion. As an additional incentive to the Holders, effective July 1, 2003, the Company also provided a five-year warrant to purchase that number of shares of post recapitalization GPN Common Stock equal to one-half the initial principal amount of the Secured Convertible Promissory Notes at a price per share equal to the price per share paid by investors in the Reorganization Financing. The Bridge Notes are secured by substantially all the assets of ImmuneRegen post-merger with GPN. The Bridge Notes are also guaranteed by GPN. Following the guidance in EITF 00-27, the Company computed the value of the beneficial conversion feature of the Convertible Secured Promissory Notes and recorded the amount of $55,000 as a discount to notes payable and as additional paid-in capital during the six months ended June 30, 2003 (unaudited). This discount is being amortized over the term of the notes, or 120 days.

         The warrants issued in conjunction with the Secured Convertible Promissory Notes are not considered granted until the completion of the Reorganization Financing. Because the Reorganization Financing had not occurred at June 30, 2003, the Company ascribed no value to the warrants at June 30, 2003 (unaudited).

         On May 28, 2003, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with the Holders such that if the Company receives a written request from a Holder to effect a registration with respect to common stock obtained via conversion of the Bridge Notes, the Company will (i) within ten days give written notice of the proposed registration to all other Holders, and (ii) as soon as practicable, use its best efforts to effect all such registrations. The Company is not obligated to effect any such registration within 180 days from the date of the Registration Rights Agreement, or to initiate a third registration process if the Company has previously effected two such registrations pursuant to the Registration Rights Agreement and such registrations have been declared effective.

7.       Stockholders' Equity (Deficit):

         Preferred Stock
         ---------------

         The Company is authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share. No shares of preferred stock have been issued as of December 31, 2002 or June 30, 2003 (unaudited).

         Common Stock
         ------------

         The Company is authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. In December 2002, the Company issued 8,306,138 shares (post reverse-split) of common stock with a fair value of $9,250 to the Company's founders for a license to certain proprietary rights.

         In  December   2002,  the  Company   issued   8,306,138   shares  (post
         reverse-split) of common stock with a fair value of $9,250 to the Company's founders for a license to certain proprietary rights.

         Also in December 2002, the Company issued 673,471 shares (post reverse-split) of common stock with a fair value of $782 to a Company founder for services provided.

         In December 2002, the Company issued 26,939 shares (post reverse-split) of common stock with a fair value of $9,000 to a vendor for services rendered.

         In December 2002, the Company sold 92,789 shares (post reverse-split) of its common stock for net proceeds of $31,001.

         During   January   2003,   the  Company   issued  49,388  shares  (post
         reverse-split) of its common stock with a fair value of $13,780 (unaudited) to 2 service providers.

         During   March  2003,   the  Company   issued   77,225   shares   (post
         reverse-split) of its common stock with a fair value of $21,500 (unaudited) to a service provider.

         In April 2003, the Company issued 7,184 shares (post reverse-split) of its common stock with a fair value of $2,000 (unaudited) to a service provider.

         In April 2003, a convertible note in the amount of $300,000 was converted into $1,077,553 shares of common stock.

         In January, May and June 2003, the Company sold collectively 191,714 shares (post reverse-split) of its common stock for net proceeds of $65,000 (unaudited).

         Warrants
         --------

         At December 31, 2002, the Company had 13,469 of warrants outstanding (Note 6).

         At June 30, 2003, the Company had outstanding five-year warrants to purchase 63,755 shares (post reverse-split) of the Company's common stock at a weighted average exercise price of $0.76 (unaudited). Warrants to purchase 13,469 shares (post reverse-split) of the Company's common stock were issued in conjunction with the Company's note payable. Warrants to purchase 50,286 shares (post reverse-split) were issued to consultants. The Company valued the warrants using the Black-Scholes calculation model, and none of the warrants were deemed to have any value during the six months ended June 30, 2003 (unaudited) and there is no effect to the Company's financial statements.


8.       Stock Option Plan:

         During June 2003 (unaudited), the Company adopted the 2003 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan") which authorizes the Board of Directors in accordance with the terms of the Plan, among other things, to grant incentive stock options, as defined by Section 422(b) of the Internal Revenue Code, nonstatutory stock options (collectively, the "Stock Options") and awards of restricted stock and deferred stock and to sell shares of common stock of the Company ("Common Stock") pursuant to the exercise of such stock options for up to an aggregate of 1,616,330 (post reverse-split) shares. The options will have a term not to exceed ten years from the date of the grant.

         The Company has elected to follow APB Opinion No. 25 (Accounting for Stock Issued to Employees) in accounting for its employee stock options. Accordingly, no compensation expense is recognized in the Company's financial statements related to options issued to employees because the exercise price of the Company's employee stock options equals the market price of the Company's common stock on the date of grant. For options issued to consultants, pursuant to Financial Accounting Standards Board Statement No. 123 (Accounting for
         Stock-Based Compensation) the Company determined that there was no compensation costs based on the fair value at the grant date for its stock options.

         At June 30, 2003, there were no options outstanding under the Plan (unaudited).

9.       Private Placement Agreement  (Reorganization  Financing)  and Offering
         Memorandum:

         On May 28, 2003, the Company entered into an engagement agreement (the "Private Placement Agreement") with VMR Capital Markets, U.S. ("VMR") whereby VMR will act as the agent for the Company in connection with the private placement of up to $2,000,000 of the Company's common stock on a best efforts basis. The offering will be made only to "Qualified Institutional Buyers" and individuals who are "Accredited Investors," as those terms are defined in Rule 144 and in Regulation D, respectively, under the Securities Act of 1933, as amended. The term of the Private Placement Agreement is for a period of six months. Upon consummation of a financing under the Private Placement Agreement, the Company will pay to VMR a fee equal to 10% of the principal amount of any common stock sold in the Private Placement. In addition, the Company will pay to VMR a non-accountable expense allowance equal to 3% of the principal amount of stock sold in the Private Placement. At June 30, 2003, the Company had advanced $90,000 (unaudited) to VMR. On November 28, 2003, the Private Placement Agreement expired and no funds had been raised.


10.      Non Cash Transactions:

         Non-cash investing and financing activities
         -------------------------------------------

         For the period ending December 31, 2002:

         In  December   2002,  the  Company   issued   8,306,138   shares  (post
         reverse-split) of common stock with a fair value of $9,250 to the Company's founders for a license to certain proprietary rights.

         Also in December 2002, the Company issued 673,471 shares (post reverse-split) of common stock with a fair value of $782 to a Company founder for services provided.

         In December 2002, the Company issued 26,939 shares (post reverse-split) of common stock with a fair value of $9,000 to a vendor for services rendered.

         For the period ending June 30, 2003:

         During   January   2003,   the  Company   issued  49,388  shares  (post
         reverse-split) of its common stock with a fair value of $13,780 (unaudited) to 2 service providers.

         ------------------------------------------------------

         During   March  2003,   the  Company   issued   77,225   shares   (post
         reverse-split) of its common stock with a fair value of $21,500 (unaudited) to a service provider.

         In April 2003, the Company issued 7,184 shares (post reverse-split) of its common stock with a fair value of $2,000 (unaudited) to a service provider. In April 2003, a convertible note in the amount of $300,000 was converted into $1,077,553 shares of common stock.


11.      Subsequent Events:

         Reverse Stock Split
         -------------------

         On  June  30,  2003,  the  Company's  Board  of  Directors  approved  a
         0.897960946 for 1.00 reverse-split of the Company's common stock. Immediately before the reverse-split, there were 11,728,333 (unaudited) shares of the Company's common stock issued and outstanding;
         immediately after the split, there were 10,531,585 (unaudited) of the Company's common stock issued and outstanding. The effect of the reverse split has been presented in the accompanying financial statement and footnote disclosures.

         GPN Merger Agreement
         --------------------

         On July 2, 2003, the Company and GPN entered into and consummated an Agreement and Plan of Merger (the "Merger"). In accordance with the Merger, on July 2, 2003, GPN, through its wholly owned subsidiary, GPN Acquisition Corporation, acquired the Company in exchange for
         10,531,585 shares of the Registrant's common stock (unaudited). The transaction contemplated by the Agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. Also on July 2, 2003, the $350,000 held in escrow was disbursed pursuant to the terms of the Merger. The effects of the recapitalization have not been reflected in the accompanying financial statements. Subsequent to the recapitalization, GPN changed its name to IR BioSciences Holdings, Inc. ("IRBH").

         Repayment of Convertible Promissory Notes
         -----------------------------------------

         In September and October 2003, the Company repaid three of the Convertible Promissory Notes with an aggregate principal amount of $250,000 plus accrued interest in the amount of $40,863.

         Extended Convertible Promissory Notes and Warrants
         --------------------------------------------------

         In October 2003, the Holders of the remaining five Secured Convertible Promissory Notes with an aggregate principal amount of $245,000 agreed to extend their loans to the Company by executing new notes (the "Extended Convertible Notes"). The Extended Convertible Notes bear interest at the rate of 8% per annum and have a term of 180 days. Should the Company, within the term of the Extended Convertible Notes, achieve a sale of shares of common stock in which the Company receives at least $500,000 in proceeds from investors (a "Qualified Financing"), the Extended Convertible Notes will automatically convert into shares of common stock of IRBH, at a price per share equal to 60% of the issuance price per share in the Qualified Financing. The Company also issued to the holders of the Extended Convertible Notes a warrant to purchase the number of shares of common stock of the Parent equal to the principal amount of the Extended Convertible Note divided by two; for example, the holder of an Extended Convertible Note in the principal amount of $20,000 would have a warrant to purchase 10,000 shares of common stock. The exercise price of these warrants is $2.00 per share. The Extended Convertible Notes also were executed in conjunction with a registration rights agreement and a security agreement.

         October Convertible Notes and Warrants
         --------------------------------------

         Also in October 2003, the Company executed 6 new convertible promissory notes (the "October Convertible Notes" in the aggregate principal amount of $265,000. The October Convertible Notes have a term of 180 days, and bear interest at the rate of 10% per annum. If the Company achieves a Qualified Financing, the October Convertible Notes will automatically convert into shares of common stock of the Parent at a price per share equal to 80% of the issuance price per share in the Qualified Financing. The Company also issued to the holders of the October Convertible Notes a warrant to purchase the number of shares of common stock of the Parent equal to the principal amount of the Extended Convertible Note divided by two; for example, the holder of an Extended Convertible Note in the principal amount of $20,000 would have a warrant to purchase 10,000 shares of common stock. The exercise price of these warrants is $2.00 per share. In addition, two of the Company's founders each provided the holders of the October Convertible Notes with a warrant to purchase directly from the

         -------------------------------------------------

         founder 6,000 shares of common stock for each $12,500 in principal amount of October Convertible Notes at an exercise price of $0.01 per share. For example, if an investor in the October Convertible Notes loaned the Company the principal amount of $20,000, they would receive warrants to purchase 10,000 shares of common stock from the Company, and in addition, warrants to purchase 6,000 shares of common stock from each of two of the Company's founders, for a total of 22,000 shares.

         Private Placement Agreement
         ---------------------------

         On November 28, 2003, the Private Placement Agreement expired and no funds had been raised.

(b):    Pro Forma Financial  Information.
        --------------------------------

On July 2, 2003, GPN Network, Inc. (the "Registrant") and ImmuneRegen BioSciences, Inc., a privately-held Delaware corporation ("ImmuneRegen"), entered into and consummated an Agreement and Plan of Merger (the "Merger"). In accordance with the Merger, on July 2, 2003, the Registrant, through its wholly-owned subsidiary, GPN Acquisition Corporation, a Delaware Corporation, ("Merger Sub") acquired ImmuneRegen in exchange for 10,531,585 shares of the Registrant's common stock. The transaction contemplated by the Agreement was intended to be a "tax-free" reorganization pursuant to the provision of Section 351 and 368 (a)(1)(a) OF THE internal Revenue Code of 1986, as amended.

The stockholders of ImmuneRegen (aggregating approximately 40) owned approximately 90% of the Registrant's common stock outstanding immediately after the effective time of the Merger (excluding any additional shares issuable upon outstanding options, warrants and other securities convertible into our common stock). The operations of GPN Network, Inc. had substantially ceased before the time of the Merger.

The operations of GPN Network, Inc. will not be continued by the surviving entity. In light of these facts and circumstances, disclosure of prior financial information in pro forma presentation is not deemed to be material to an understanding of future operations and accordingly no pro forma financial information is presented here. For an understanding of the prior financial information of ImmuneRegen, please see the separate audited financial statements attached as exhibits to this Form 8-K/A.



(c):    Exhibits:
        --------

        2    *  Agreement  and Plan of Merger  dated July 2, 2003 by and between
                GPN Network,  Inc., GPN Acquisition  Corporation and ImmuneRegen
                Biosciences, Inc.

        99.1 * Press Release dated July 3, 2003 announcing the closing of the Agreement and Plan of Merger by and among GPN Network, Inc., GPN Acquisition Corporation and ImmuneRegen, Inc. ("GPN Network Finalizes Merger With ImmuneRegen").
     ------------------------
             * Previously filed with the current report on Form 8-K that was filed on July 7, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 IR BioSciences Holdings, Inc.


                                                 By:  /S/  MICHAEL WILHELM
                                                     ---------------------
                                                 Michael Wilhelm, President

Dated:  December 23, 2003








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